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                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tiffany & Co. and Subsidiaries on Form S-8 of our report dated March 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of Tiffany & Co. and Subsidiaries as of January 31, 1996 and 1995 and for each of the three years in the period ended January 31, 1996, which report is incorporated by reference in the Company's Annual Report on Form 10-K.


                                     Coopers & Lybrand LLP


New York, New York
April 8, 1996